Exhibit 1

                                AMENDMENT TO
                              RIGHTS AGREEMENT

                  This AMENDMENT TO RIGHTS AGREEMENT (this "Amendment"), dated as of July 19, 2001, amends that certain Rights Agreement, dated as of March 22, 1993, as amended and restated as of May 7, 1999 (the "Agreement"), between Alltrista Corporation, an Indiana corporation (the "Company"), and EquiServe Trust Company, N.A., a national banking association ("EquiServe" or "Rights Agent"), as successor in interest to The First Chicago Trust Company of New York, a New York corporation ("First Chicago") as Rights Agent. Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Agreement.

                              R E C I T A L S:
                              - - - - - - - -

                  WHEREAS, the Company and First Chicago have heretofore executed and entered into the Agreement; and

                  WHEREAS, EquiServe has succeeded to First Chicago as Rights Agent pursuant to the Agreement; and

                  WHEREAS, pursuant to Section 27 of the Agreement, the Company may from time to time supplement or amend the Agreement in accordance with the provisions of Section 27 thereof; and

                  WHEREAS, on July 19, 2001, the Board of Directors of the Company determined that it is necessary and desirable to amend the Agreement and direct the Rights Agent to enter into this Amendment.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  Section 1. Appointment of Successor Rights Agent. The Company hereby appoints EquiServe to succeed to First Chicago as Rights Agent for the Company and the holders of the Rights (who, in accordance with Section 3 of the Agreement, shall, prior to the Distribution Date, also be the holders of the Common Stock) in accordance with the terms and conditions hereof and the Agreement, and EquiServe hereby accepts such appointment to succeed to First Chicago as Rights Agent. As of the date hereof, all references in the Agreement to "Rights Agent" shall be deemed to refer to EquiServe and EquiServe shall be fully responsible for all responsibilities and obligations of the Rights Agent under the Agreement.

                  Section 2. Amendments to Agreement. The Agreement is hereby amended as follows, effective as of the date first written above:

                           (a) The definition of Acquiring Person set forth
in Section 1(a) of the Agreement is hereby amended and restated in its entirety as follows:

                           (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of fifteen percent (15%) or more of the shares of Common Stock then outstanding, but shall not include:

                                       (i)  the Company;

                                      (ii)  any Subsidiary of the Company;

                                     (iii) any employee benefit plan of the
                  Company or of any Subsidiary of the Company and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan;

                                      (iv) any Person who becomes the
                  Beneficial Owner of fifteen percent (15%) or more of the shares of Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company unless and until such Person, after becoming aware that such Person has become the Beneficial Owner of fifteen percent (15%) or more of the then outstanding shares of Common Stock, acquires beneficial ownership of additional shares of Common Stock representing one percent (1%) or more of the shares of Common Stock then outstanding; or

                                       (v) any such Person who has reported
                  or is required to report such ownership (but less than 20%) on Schedule 13G under the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the "Exchange Act") (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which
                  Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such schedule (other than the disposition of the Common Stock) and, within 10 Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired shares of Common Stock in excess of 14.9% inadvertently or without knowledge of the terms of the Rights and who or which, together with all Affiliates and Associates, thereafter does not acquire additional shares of Common Stock while the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; provided, however, that if the Person requested to so certify fails to do so within 10 Business Days, then such Person shall become an Acquiring Person immediately after such 10-Business-Day period.

                           (b) The first sentence of Section 3(a) of the
Agreement is hereby amended by replacing the reference to "10%" with "fifteen percent (15%)".

                           (c) Section 19(a) of the Agreement is hereby
amended by inserting immediately following each occurrence of the word "corporation" the phrase ", trust company, limited liability company or limited partnership (or similar form of entity)".

                           (d) The fifth sentence of Section 21 of the
Agreement is hereby amended and restated in its entirety as follows:

                  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation, trust company, limited liability company or limited partnership (or similar form of entity) authorized to conduct business under the laws of the United States or any state of the United States, in good standing, having a principal office in any state of the United States, which is authorized under such laws to exercise corporate trust, fiduciary or shareholder services powers and is subject to supervision or examination by federal or state authority.

                           (e) Section 26 of the Agreement is hereby
amended by deleting the address given for the Rights Agent and inserting in lieu thereof the following:

                           EquiServe Trust Company, N.A.
                           One North State Street
                           11th Floor
                           Chicago, Illinois  60602
                           Attention:  T. Marshall

                  Section 6.  Miscellaneous.


                           (a) Ratification; Effect. This Amendment shall
be construed in connection with and as part of the Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Agreement.

                           (b) Severability. If any term, provision,
covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and of the Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                           (c) Counterparts. This Amendment may be executed
in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                           (d) Descriptive Headings. Descriptive headings
of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                           (e) Governing Law. This Amendment shall be
deemed to be a contract made under the laws of the State of Indiana and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

                                      (Signature Page Follows)


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all effective as of the day and year first above written.

Attest:                                    ALLTRISTA CORPORATION


By /s/ Tandy S. Jones                      By /s/ Thomas B. Clark
   -------------------------------            ------------------------------
   Name:  Tandy S. Jones                      Name:  Thomas B. Clark
   Title: Administrative Assistant            Title: Chairman, President and
                                                     Chief Executive Officer


Attest:                                    EQUISERVE TRUST COMPANY, N.A.


By  /s/ Kathleen M. Voss                   By /s/ Tammie J. Marshall
  -----------------------------               ----------------------------
Name:  Kathleen M. Voss                       Name:  Tammie J. Marshall
Title: Manager, Client Support                Title: Senior Account Manager